UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-5151 (Commission File Number)	42-0442319 (IRS Employer Identification No.)

385 Bell Street, Dubuque, Iowa 52001-0877

(Address of principal executive offices, including zip code)

563-556-7730

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ⃞

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	FLXS	The NASDAQ Stock Market LLC

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Chief Financial Officer and Principal Financial and Accounting Officer

Flexsteel Industries, Inc. (the “Company”) and Marcus D. Hamilton, Chief Financial Officer and Principal Financial and Accounting Officer of the Company, have determined that Mr. Hamilton’s employment at the Company will end effective March 20, 2020 (the “Termination Date”).  In connection with Mr. Hamilton’s termination and consistent with the Company’s Severance Plan for Management Employees, dated October 25, 2018 (the “Severance Plan”), Mr. Hamilton will receive certain severance benefits as described in the Severance Plan, including:

(i)	the continuation of Mr. Hamilton’s base salary for 12 months at the rate in effect on the Termination Date (“Base Salary Continuation Payments”);
(ii)

a lump sum payment equal to the COBRA premiums necessary to continue his and his dependents’ health insurance coverage in effect on the date of Mr. Hamilton’s Termination Date for a period of 12 months, without regard to whether his or his dependents elect continuation coverage under COBRA (“Benefits Payment”); and

(iii)

a lump sum payment equal to the amount of cash compensation that would be payable to Mr. Hamilton under the Company’s Cash Incentive Compensation Plan, dated July 1, 2013, as amended or its successor plan (the “Cash Plan”) for the fiscal year during which the Termination Date occurs if his employment had continued through the end of such fiscal year, computed assuming that the “target” level of performance had been achieved, without regard to any discretionary adjustments that would have the effect of reducing the amount of the annual incentive bonus (other than discretionary adjustments applicable to all similarly-situated employees who did not terminate employment) (“Cash Incentive Payment”).

Receipt of the foregoing severance payments is subject to and contingent on Mr. Hamilton (a) entering into a severance agreement (the “Severance Agreement”), by which Mr. Hamilton agrees to waive and release the Company from all legal claims Mr. Hamilton may have against the Company and such other restrictive covenants or other terms as may be required by the Company, and (b) not revoking the Severance Agreement.  The Severance Agreement will contain provisions acceptable to the Company, including, but not limited to, a non-disparagement clause, a confidentiality clause, a 12-month non-competition clause, and a 12-month non-hire and non-solicitation clause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.

(Registrant)

Date: March 11, 2020	By:	/s/ Jerald K. Dittmer
Jerald K. Dittmer
Chief Executive Officer
Principal Executive Officer